UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 8, 2025 (May 7, 2025)

TEXAS MINERAL RESOURCES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-53482	87-0294969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 El Paso St.

Sierra Blanca, TX 79851

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code: (915) 369-2133

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of a Director

On May 7, 2025, Kevin Francis informed Texas Mineral Resources Corp. (“Company”) of his decision to resign as a director, effective that date. In connection with Mr. Francis’ resignation as a director, Mr. Francis also resigned as a member of the compensation committee. Mr. Francis had no disagreement with the Company on any matter relating to its operations, policies or practices. The Company is grateful for, and appreciative of, Mr. Francis’ service as a director, as well as his serving on the compensation committee.

Appointment of New Director to Fill a Vacancy

Effective May 8, 2025, Jonathan Beigle, age 42, was appointed and elected a director by the unanimous vote of the members of the board of directors (“Board”) of the Company to fill the vacancy created by the resignation of Mr. Francis, to serve until the next annual meeting and until his successor is duly elected and qualified. Mr. Beigle was also appointed to serve on the Company’s Audit Committee. Mr. Beigle is a senior executive with more than 20 years of experience working in various leadership roles across the metals and mining industry. Since 2020, Mr. Beigle has served as director, president and chief executive officer of Ridgeline Royalties Incorporated (“Ridgeline”), a leading source of royalty and stream financing for miners that supply the clean energy marketplace. Prior to founding Ridgeline, Mr. Beigle was a part of Newmont Corporation’s (NYSE: NEM) award-winning investor relations team from 2018 through 2020. From 2004 until 2016, Mr. Beigle was a mining analyst at Manning & Napier Advisors, an institutional investment firm in Fairport, NY. Mr. Beigle’s past board experience includes service on the board of directors (2020-2024) of the Rocky Mountain Chapter of the National Investor Relations Institute and as a member of the Finance Strategic Committee (2018-2021) for the Society for Mining, Metallurgy and Exploration. Mr. Beigle has a Master of Science degree in mining engineering and management from the South Dakota School of Mines and a Bachelor of Science degree in business with a specialization in finance from Liberty University. Mr. Beigle is a CFA® charterholder. The Company believes that Mr. Beigle’s extensive business experience in the metals and mining industry qualifies him to serve on the Board.

It is expected that Mr. Beigle will be entitled to customary compensation for serving as a Board member (and audit committee member) consistent with the current compensation practices of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS MINERAL RESOURCES CORP.

Date: May 8, 2025	By:	/s/ Wm. Chris Mathers
Name: Wm. Chris Mathers
Title: Chief Financial Officer